Exhibit 4.235

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 131138 of June “04”, 2015

For the provision of

Data transmission services for the purpose of voice transmission

This license is granted to

Open Joint Stock Company

Mobile TeleSystems

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027700149124

Taxpayer Identification No. (INN)

7740000076

Location:

109147, 4 Marksistskaya St., Moscow

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

to June “04”, 2015

This license is granted on the basis of the decision of the licensing authority - Order No. 332-рчс of June “04”, 2015.

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 067894

Annex to License No. 131138 *

License requirements

1. Mobile TeleSystems Open Joint-Stock Company (the Licensee) shall comply with the terms of this license.

Short name:

MTS OJSC

OGRN 1027700149124	INN 7740000076

Location:

109147, 4 Marksistskaya St., Moscow

2. The Licensee shall start provision of services under the license no later than 04.06.2017.

3. The Licensee shall provide communication services under the license only in the territory of theYaroslavl Region.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a) access to the Licensee’s communication network;

b) connections over data transmission network for the purpose of voice transmission;

c) access to communication services for the purpose of voice transmission rendered by other operators, whose data transmission networks interacts with the communication network of the Licensee.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting data network of the licensee to the public telecommunications network, connecting other communication networks to data transmission network of the Licensee, accounting and transit of traffic in data transmission network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

131138

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7. This license has been issued based on the results of the application for renewal of the license without bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

8. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

9. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

10. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

11. Licensee is not a universal service operator. There are no licensing requirements for the provision of universal services in accordance with agreements for provision of universal communications services concluded with the authorized executive body.

12. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to data transmission services for the purpose of voice transmission, and aimed at improvement of their customer value, unless it requires a separate license.

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Laced, numbered and sealed

3 (three) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya
15 JUN 2015

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

130498